Exhibit 10.22

LOB # 110,567

FIFTH LOAN MODIFICATION AGREEMENT

THIS FIFTH LOAN MODIFICATION AGREEMENT (this “Agreement”) is made effective as of this 10 day of August, 2023 (the “Effective Date”), by and among X ENERGY, LLC and X-ENERGY REACTOR COMPANY, LLC, their respective successors and assigns (jointly, severally and collectively, if more than one, the “Borrower” or “Obligors”); and LIVE OAK BANKING COMPANY, its successors and assigns (the “Lender”).

Explanatory Statement

A.On June 15, 2021, the Borrower executed and delivered to the order of the Lender that certain Revolving Note (the “Original Note”), which note evidences a loan in the original maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) and on even date therewith, the Borrower executed and delivered to the order of the Lender that certain Credit Agreement (the “Original Credit Agreement” together with the Original Note, collectively the “Original Loan”).

B.The Original Loan is secured by, among other things, certain real and/or personal property collateral, as further described in the Loan Documents, hereinafter defined, and as evidenced by certain security and/or mortgage documents (collectively, the “Security Documents”).

C.On June 14, 2022, the Original Loan was modified pursuant to a Loan Modification Agreement to extend the maturity date (the “First Modification”).

D.On August 14, 2022, the Original Loan was modified pursuant to a Second Loan Modification Agreement to extend the maturity date (the “Second Modification”).

E.On September 7, 2022, the Original Loan was modified pursuant to a Third Loan Modification Agreement to amend definitions and extend the maturity date (the “Third Modification”).

F.On December 8, 2022, the Original Loan was modified pursuant to a Fourth Loan Modification Agreement to permit the incurrence of certain series C-2 convertible/exchangeable promissory notes (the “Fourth Modification”).

G.All documents executed or to be executed by the Obligors (or any of them) in connection with the Original Loan, including without limitation this Agreement, the Original Note, the Original Credit Agreement, the Security Documents, the First Modification, the Second Modification, the Third Modification, and Fourth Modification, including all additions, modifications, deletions and restatements, are hereinafter collectively referred to as the “Loan Documents”.

H.The Lender and the Obligors desire by this Agreement to amend the provisions of the Loan Documents, and for such other purposes as are set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms, respectively, as provided in the Loan Documents.

Agreement

NOW, THEREFORE, this Agreement witnesseth that for good and valuable consideration as set forth in the Original Note, the mutual covenants hereinafter set forth, the Explanatory Statement set forth above, which is incorporated into the body of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.Recitals. The Obligors represent and warrant that the recitals contained in the Explanatory Statement are true and accurate in all material respects; the Explanatory Statement is hereby incorporated in this Agreement.

2.Modification to Loan Documents. The Obligors and the Lender desire to modify the Loan Documents as follows:

●	Maturity Date Extension. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the final maturity date, as set forth in the Original Note, shall be extended to October 31, 2023 (“Maturity Date”), with payments due in accordance with the Original Note. Hereafter, wherever in the Loan Documents the maturity date of the loan is stated or referenced, the same shall be read to mean or refer to October 31, 2023.
●	Increase in Face Amount. The parties hereto acknowledge and agree that the principal sum of the Original Note is hereby increased by $5,000,000.00 from Fifteen Million and No/100 Dollars ($15,000,000.00) to Twenty Million and No/100 Dollars ($20,000,000.00) (the “Increased Loan Amount”). Hereafter, wherever the maximum principal amount of the Loan, revolving credit commitment or revolving credit facility is stated and/or referenced in the Loan Documents, the same shall be read to refer to and/or include, as applicable, the Increased Loan Amount, which Obligors promise to pay in accordance with the obligations under the Original Note.
●	Amendment to Section 2.08. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that Section 2.08 of the Original Loan shall be amended and restated in its entirety with the following:

“Collections. Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to either (a) a post office box designated by, under the control of, and governed by the lockbox instructions given by Lender to such Borrower (the “Lock Box”), (b) at a branch office of Lender, or (c) the Payment Control Account (as defined below). Each Borrower shall establish an account (the “Payment Control Account”) in Lender’s name, for the benefit of such Borrower, at a branch office of Lender, into which all such payments received in the Lock Box or at a branch office of Lender shall be deposited, and into which such Borrower will promptly deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash, check or electronically. If any Borrower, any Affiliate, Subsidiary, shareholder, officer, director, employee or agent of a Borrower, or any other Person acting for or in concert with any Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower or other Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, promptly upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Payment Control Account. Each Borrower agrees that all payments made to such Payment Control Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement, provided that, until the earlier of (1) a de-SPAC transaction has been completed, or (2) October 31, 2023, all payments made to such Payment Control Account or otherwise received by Lender, shall be directed to the Funding Account. Each Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Payment Control Account. All of such fees, costs and expenses if not paid by the Borrowers, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by the Borrowers upon demand, and, until paid, shall bear interest at the Default Rate applicable to Revolving Advances hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by each applicable Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on each applicable Borrower’s behalf. For the purpose of this Section 2.08, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which such Borrower’s mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.”

●	Amendments to Affirmative Covenants. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that Section 5.01(b)(x) shall be amended and restated in its entirety with the following:

“Monthly Borrowing Base Certificates. Within ten (10) days after the start of each such calendar month beginning after the date of this Agreement, commencing with the first full calendar month following the Closing Date, a Borrowing Base Certificate certified to the Lender by an Authorized Officer of the Borrowers, setting forth a computation of the Borrowing Base as of the last day of the period covered thereby.”

●	Amendments to Negative Covenants. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that Section 5.02(j) shall be amended by replacing subsection (vi), which was added pursuant to the Fourth Modification, with the following:

“(vi) any and all series C-2 convertible/exchangeable promissory notes.”

●	Acknowledgement of Servicing Fee. Notwithstanding anything contained in any of the Loan Documents to the contrary, the Borrower acknowledges and agrees to pay a servicing fee of Twenty Thousand and 00/100 Dollars ($20,0000.00), which shall be due and payable with the execution and delivery of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall commit the Lender to renew or extend any other accommodations.
●	Origination Fee Increase. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the Origination Fee is hereby increased by $25,000.00 from Zero and 00/100 Dollars

($0.00) to Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (the “Increased Origination Fee”). Hereafter, wherever the Origination Fee is stated and/or referenced in the Loan Documents, the same shall be read to refer to and/or include, as applicable, the Increased Origination Fee, which shall be due and payable with the execution and delivery of this Agreement. Notwithstanding the foregoing, nothing in this agreement shall commit the Lender to renew or extend any other accommodations.

3.Effect of this Agreement. Except as is modified herein, the provisions of the Original Note and the Loan Documents shall remain in full force and effect, as if this Agreement had not been made, and the Original Note and the Loan Documents, as previously amended, are ratified and confirmed.

4.Attachment to Original Note. The Obligors agree that the failure to attach an original of this Agreement to the Original Note shall not impact the effectiveness of this Agreement and this Agreement shall nonetheless be valid, binding and enforceable.

5.INTENTIONALLY DELETED.

6.Effectiveness. This Agreement shall become effective upon its execution and delivery by each party hereto as of the Effective Date set forth above.

7.Conditions Precedent. Except as waived in writing by the Lender, the Lender’s agreement hereunder shall not take effect until:

a.	this Agreement is executed by the Obligors;
b.	the Obligors execute and deliver to the Lender all other documents as may be otherwise reasonably required by the Lender; and
c.	the Obligors submit such information and documentation as may be reasonably requested by the Lender.

8.Representations and Warranties. As an inducement to the Lender to enter into this Agreement, each Obligor jointly and severally reaffirms to the Lender that each and every representation and warranty contained in the Loan Documents remains true, accurate and complete in all material respects, and acknowledges the Lender’s justifiable reliance thereon. This Agreement, the Loan Documents, and the other instruments, documents and/or agreements described herein, as modified and amended hereby, constitute valid and legally binding agreements of Obligor enforceable in full in accordance with their respective terms. Obligor will not cause or permit any action to be taken which would cause any of the representations or warranties herein or in the Loan Documents to be untrue or inaccurate in any way, and Obligor agrees to immediately notify Lender in writing of any event or condition which occurs which causes a change in the facts related to or the truth of any of the representations contained herein or in the Loan Documents.

9.No Novation; No Adverse Effect on Liens. The parties hereto do not intend that a novation of the Original Loan or any of the Loan Documents shall be created or affected because of the modifications described herein. Unless provided in Section 2, hereof, the parties hereto do not intend that the execution of this Agreement and the transactions as described herein, shall affect the validity or priority of any of the liens or security interests imposed by or granted in the Loan Documents.

10.Default. The failure of Obligor to perform any of its obligations under this Agreement, or any of the other Loan Documents as amended, or the falsity of any representation or warranty made herein or the failure of Obligor to advise Lender that a representation or warranty made herein is no longer true shall, at the option of Lender, constitute a default under the Loan Documents, thereby entitling Lender to exercise any or all of the various remedies therein provided, including the acceleration of the Loan and/or sale of any of the collateral described in the Loan Documents and/or cumulatively and/or individually to exercise all of the rights, remedies, options, and privileges provided by law or in equity.

11.Severability. If any clause or provisions of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof, a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

12.Incorporation. The terms and conditions of the Loan Documents are incorporated by reference herein and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this Agreement and any of the Loan Documents, such inconsistency shall be construed, interpreted and resolved so as to benefit the Lender, independent of whether this Agreement or one of the Loan Documents controls, and the Lender’s election of which interpretation or construction is for the Lender’s benefit shall absolutely govern.

13.No Other Modification; Final Agreement. Except as set forth in this Agreement, the Loan Documents remain unmodified and in full force and effect. Except as set forth in this Agreement, nothing contained herein shall be deemed to affect the priority or enforceability of (a) the Loan Documents; or (b) any security interests granted pursuant to the Loan Documents. This Agreement and the Loan Documents, as modified herein, constitute the entire agreement between the parties hereto, and may not be altered, modified, or amended except by a writing executed by the Lender and all other parties to this Agreement.

14.Fees and Expenses. The Borrower shall pay on the date of this Agreement all reasonable expenses agreed upon by the parties in connection with this Agreement, including without limitation, reasonable attorneys’ fees and expenses.

15.Binding Effect. This Agreement shall inure to the benefit of the parties hereto, and shall be binding upon their successors, heirs, personal representatives and/or assigns.

16.Choice of Law. The laws of the State of North Carolina shall have jurisdiction governing the Loan Documents (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

17.Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

18.Time. TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT AND ALL TERMS AND CONDITIONS DESCRIBED HEREIN.

19.Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made in accordance with the Loan Documents.

20.No Defenses or Offsets; Release of any Claims. In consideration for the agreement of the Lender to modify the Loan Documents, as provided for herein, each Obligor hereby acknowledges and agrees that it forever waives and releases any and all defenses or offsets, known or unknown to such Obligor which might restrict the immediate right of the Lender, upon the occurrence of an event of default under the Loan Documents, as amended, to do the following: (a) require the payment in full of the Original Loan, as amended hereby; and (b) initiate enforcement and collection proceedings against any Obligor or any of the collateral securing the obligations of any Obligor due to the Lender. Each Obligor hereby releases, waives, discharges, and agrees to hold the Lender and its officers, directors, agents, affiliates, subsidiaries, parent company, and employees harmless from any and all claims, known or unknown, which such Obligor might have against the Lender or its officers, directors, agents, affiliates, subsidiaries, parent company, or employees which in any way relate, pertain, or arise, directly or indirectly, from the Original Loan, as amended hereby, the Loan Documents, this Agreement, any other loan, or which otherwise relate or pertain to the collateral securing the obligations of any Obligor due to the Lender or the transactions described in this Agreement or the conduct of the parties with respect thereto.

21.Authority. The undersigned parties hereby certify that they have full power, right and authority to execute and acknowledge this Agreement and the Loan Documents and that such Agreement and Loan Documents have been properly and duly authorized by any and all necessary corporate action.

22.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

23.Acknowledgment and Waiver of Representation. THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE THAT THIS AGREEMENT AND ANY OTHER RELATED DOCUMENTS PREPARED FOR EXECUTION HAVE BEEN PREPARED ON BEHALF OF LENDER AND/OR HAVE BEEN PREPARED TO FACILITATE THE MODIFICATION OF THE LOAN DOCUMENTS CONTEMPLATED HEREIN. BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED AGREES THEY HAVE NOT HAD ANY LEGAL ADVICE FROM LIVE OAK BANKING COMPANY OR ITS LEGAL COUNSEL AS IT RELATES TO MODIFYING THE LOAN DOCUMENTS.

[SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Obligors and the Lender have executed this Agreement intending it to be a sealed instrument, as of the day and year first above written.

BORROWER :

X ENERGY, LLC

By:	/s/ Mark Mize	(SEAL)
Mark Mize, Chief Financial Officer

X-ENERGY REACTOR COMPANY, LLC

By:	/s/ Mark Mize	(SEAL)
Mark Mize, Chief Financial Officer

LENDER:

LIVE OAK BANKING COMPANY

By:	/s/ Lauren Krueger	(SEAL)
Lauren Krueger, AVP – Loan Administration